UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 23, 2006
APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 23, 2006, Applica Incorporated announced that the Board of Directors has appointed Christopher B. Madison to fill the board seat left vacant by the retirement of Felix Sabates last month. Mr. Madison is a principal of Mast Capital Management, LLC, a Boston-based investment manager focused on high yield and special situation credit investing. A fund managed by Mast currently holds 2,328,200 shares of Applica common stock (approximately 9.6% of the outstanding shares) and made a $20 million secured term loan to Applica in October 2005.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. A copy of the press release announcing Mr. Madison’s appointment is attached as Exhibit 99 to this report.
     This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 23, 2006	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Senior Vice President and Chief
Financial Officer of Applica Incorporated

Exhibit Index

Exhibit No.	Description

99	Applica Incorporated Press Release dated February 23, 2006

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